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                                                                    EXHIBIT 99.3

                               DIMAC CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS


    The undersigned stockholder of DIMAC Corporation, a Delaware corporation ("DIMAC"), hereby constitutes and appoints Michael T. McSweeney and Timothy G. Beffa, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to act for the undersigned at the special meeting (the "Special Meeting") of the Stockholders of DIMAC to be held at the offices of DIMAC, One Corporate Woods Drive, Bridgeton, Missouri on February , 1996 at 10:00 a.m. (local time), and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the common stock, par value $.01 per share of DIMAC ("Common Stock") held of record by the undersigned on December 28, 1995, as follows on the reverse side of this proxy.


    Said attorneys and proxies, and each of them shall have all the powers which the undersigned have if acting in person. The undersigned hereby revokes any other proxy to vote at the Special Meeting which the undersigned has previously granted and hereby ratifies and confirms all that said attorneys and proxies and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting and all matters presented at the Special Meeting but which are not known to the DIMAC Board of Directors at the time of the solicitation of this proxy.


    PLEASE SIGN AND DATE YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PROXIES MAY ALSO BE RETURNED BY FACSIMILE TRANSMISSION TO DIMAC CORPORATION C/O BOATMAN'S TRUST COMPANY, ATTENTION LINDA WELCH, (FAX: (314) 466-2469; TELEPHONE CONFIRM: (314) 466-1373).


                                                                SEE REVERSE SIDE
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                                                PLEASE MARK YOUR CHOICE LIKE /X/
                           THIS IN BLUE OR BLACK INK

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE BOARD OF DIRECTORS OF DIMAC

    The DIMAC Board of Directors recommends a vote FOR the following proposal:

    A proposal to approve and adopt an Agreement and Plan of Merger, dated October 23, 1995, among Heritage Media Corporation ("Heritage"), an Iowa corporation, Arch Acquisition Corp. (the "Heritage Subsidiary"), a Delaware corporation and a wholly owned subsidiary of Heritage, and DIMAC, a copy of which is attached as Appendix A to the Proxy Statement/Prospectus accompanying this proxy, pursuant to which (i) the Heritage Subsidiary will be merged into DIMAC and (ii) each share of Common Stock will be converted automatically into the right to receive $28.00 per share in cash (the "Merger Consideration"); PROVIDED that, at its option, the Heritage Subsidiary may elect, in its sole discretion, to pay up to $7.00 (the "Stock Portion") of the Merger Consideration in shares of the Class A Common Stock, par value $.01 per share of Heritage ("Heritage Common Stock"). In the event that the Heritage Subsidiary elects to pay a portion of the Merger Consideration in shares of Heritage Common Stock, the number of shares of Heritage Common Stock constituting the Stock Portion shall be the quotient determined by dividing (i) the Stock Portion of the Merger Consideration by (ii) the average closing prices of Heritage Common Stock as reported on the American Stock Exchange as published by The Wall Street Journal for the ten trading days ending on and including the third trading day preceding, but not including, the effective date of the merger.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

    Each of the above-named proxies present at the Special Meeting, either in person or by substitute shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting and all such other matters as may properly come before the Special Meeting or any post-ponement or adjournment thereof. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSAL AND ON ANY OTHER MATTERS TO BE VOTED UPON.

    The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the Special Meeting.

    IMPORTANT: In signing  this proxy, please  sign exactly as  your name(s)  is
(are) shown on the share certificate to which the proxy applies. When signing as attorney, executor, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. EACH JOINT TENANT MUST SIGN.

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Signature

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(Additional signature if held jointly)

Dated: -------------------------------------
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